                                                                    EXHIBIT 3.2


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                                     BYLAWS

                                       OF

                          CTI MOLECULAR IMAGING, INC.





                              Adopted May 21, 2002


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                               TABLE OF CONTENTS


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ARTICLE I OFFICES AND RECORDS.....................................................................................1

         Section 1.1.      Delaware Office........................................................................1
         Section 1.2.      Other Offices..........................................................................1
         Section 1.3.      Books and Records......................................................................1

ARTICLE II STOCKHOLDERS...........................................................................................1

         Section 2.1.      Annual Meeting.........................................................................1
         Section 2.2.      Special Meeting........................................................................1
         Section 2.3.      Place of Meeting.......................................................................2
         Section 2.4.      Notice of Meeting......................................................................2
         Section 2.5.      Adjournments...........................................................................2
         Section 2.6.      Quorum ................................................................................3
         Section 2.7.      Voting And Proxies.....................................................................3
         Section 2.8.      Notice of Stockholder Business and Nominations.........................................4
         Section 2.9.      Organization...........................................................................7
         Section 2.10.     Inspectors of Elections; Conduct of Meetings...........................................7
         Section 2.11.     Fixing Date of Determination of Stockholders of Record.................................8
         Section 2.12.     List of Stockholders Entitled to Vote..................................................9
         Section 2.13.     Postponement and Cancellation of Meeting...............................................9
         Section 2.14      Action by Written Consent..............................................................9

ARTICLE III
BOARD OF DIRECTORS................................................................................................9

         Section 3.1.      General Powers.........................................................................9
         Section 3.2.      Number................................................................................10
         Section 3.3       Organization..........................................................................10
         Section 3.4.      Regular Meetings......................................................................10
         Section 3.5.      Special Meetings......................................................................10
         Section 3.6.      Notice................................................................................10
         Section 3.7.      Quorum................................................................................10
         Section 3.8.      Vacancies.............................................................................11
         Section 3.9.      Committees............................................................................11
         Section 3.10.     Resignation and Removal...............................................................11
         Section 3.11.     Telephonic Meetings...................................................................12
         Section 3.12.     Action by Unanimous Consent of Directors..............................................12
         Section 3.13.     Reliance upon Records.................................................................12
         Section 3.14.     Interested Directors..................................................................12
         Section 3.15.     Compensation..........................................................................13
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
ARTICLE IV
OFFICERS.........................................................................................................13

         Section 4.1.      Elected Officers......................................................................13
         Section 4.2.      Other Officers........................................................................13
         Section 4.3.      Resignation and Removal...............................................................13
         Section 4.4.      Vacancies.............................................................................14
         Section 4.5.      Chief Executive Officer...............................................................14
         Section 4.6.      President.............................................................................14
         Section 4.7.      Chief Financial Officer...............................................................14
         Section 4.8.      Vice Presidents and Assistant Vice Presidents.........................................14
         Section 4.9.      Secretary.............................................................................15
         Section 4.10.     Assistant Officers....................................................................15
         Section 4.11.     Compensation..........................................................................15

ARTICLE V
CONTRACTS AND PROXIES............................................................................................15

         Section 5.1.      Contracts.............................................................................15
         Section 5.2.      Proxies...............................................................................16

ARTICLE VI
INDEMNIFICATION AND INSURANCE....................................................................................16

ARTICLE VII
STOCK ...........................................................................................................18

ARTICLE VIII
MISCELLANEOUS PROVISIONS.........................................................................................18

         Section 8.1.      Fiscal Year...........................................................................18
         Section 8.2.      Dividends.............................................................................18
         Section 8.3.      Seal..................................................................................18
         Section 8.4.      Form of Records.......................................................................19
         Section 8.5.      Manner of Notice......................................................................19
         Section 8.6.      Waiver of Notice of Meetings of Stockholders,
                               Directors and Committees..........................................................19
ARTICLE IX
AMENDMENTS.......................................................................................................19
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                                       2

                                     BYLAWS
                                       OF
                          CTI MOLECULAR IMAGING, INC.

                                  May 21, 2002

    Incorporated under the General Corporation Law of the State of Delaware

                                   ARTICLE I
                              OFFICES AND RECORDS

         Section 1.1.      Delaware Office.

         The principal office of CTI Molecular Imaging, Inc. (the
"Corporation") in the State of Delaware shall be located in the City of Wilmington, County of New Castle, and the name and address of its registered agent is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware.

         Section 1.2.      Other Offices.

         The Corporation may have such other offices, either within or without the State of Delaware, as the Board of Directors may from time to time designate or as the business of the Corporation may from time to time require.

         Section 1.3.      Books and Records.

         The books and records of the Corporation may be kept outside the State of Delaware at such place or places as may from time to time be designated by the Board of Directors.

                                   ARTICLE II
                                  STOCKHOLDERS

         Section 2.1.      Annual Meeting.

         If required by applicable law, an annual meeting of stockholders shall be held for the election of directors at such date, time and place, either within or without the State of Delaware, as may be designated by resolution of the Board of Directors from time to time. Any other proper business may be transacted at the annual meeting.

         Section 2.2.      Special Meeting.

         Special meetings of stockholders for any purpose or purposes may be called at any time by a majority of the total authorized members of the Board of Directors, the President or the Chief Executive Officer, but such special meetings may not be called by any other person or persons. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

         Section 2.3.      Place of Meeting.

         The Board of Directors may designate the place of meeting for any meeting of the stockholders. If no designation is made by the Board of Directors, the place of meeting shall be the principal office of the Corporation. Notwithstanding the foregoing, the Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but shall be held solely by means of remote communication, subject to such guidelines and procedures as the Board of Directors may adopt, as permitted by applicable law.

         Section 2.4.      Notice of Meeting.

         Written or printed notice, stating the place, if any, date and hour of a meeting, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting and the purpose or purposes for which the meeting is called, shall be prepared and delivered by the Corporation not less than ten days nor more than 60 days before the date of the meeting, either personally or by mail, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at such stockholder's address as it appears on the books of the Corporation.

         Without limiting the foregoing, any notice to stockholders given by the Corporation pursuant to this Section 2.4 shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation and shall also be deemed revoked if (1) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (2) such inability becomes known to the Secretary or Assistant Secretary of the Corporation, the transfer agent or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Notice given by a form of electronic transmission in accordance with these Bylaws shall be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by a posting on an electronic network, together with separate notice to the stockholder of such specific posting, upon the later of such posting and the giving of such separate notice; and (iv) if by another form of electronic transmission, when directed to the stockholder.

         For purposes of these Bylaws, "electronic transmission" means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

         Section 2.5.      Adjournments.

         Any meeting of stockholders, annual or special, may be adjourned solely by the chair of the meeting from time to time to reconvene at the same or some other time, date and place. The stockholders present at a meeting shall not have authority to adjourn the meeting. Notice need not be


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given of any such adjourned meeting if the time, date and place thereof are announced at the meeting at which the adjournment is taken. If the time, date and place of the adjourned meeting are not announced at the meeting at which the adjournment is taken, then the Secretary of the Corporation shall give written notice of the time, date and place of the adjourned meeting not less than ten (10) days prior to the date of the adjourned meeting.

         At an adjourned meeting at which a quorum is present, the stockholders may transact any business which might have been transacted at the original meeting. Once a share is represented for any purpose at a meeting, it shall be present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for the adjourned meeting. A new record date must be set if the meeting is adjourned in a single adjournment to a date more than 120 days after the original date fixed for the meeting. If after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting consistent with the new record date.

         Section 2.6       Quorum.

         Except as otherwise provided by law, the certificate of incorporation or these Bylaws, at each meeting of stockholders the presence in person or by proxy of the holders of a majority in voting power of the outstanding shares of stock entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum. In the absence of a quorum, the stockholders so present may, by a majority in voting power thereof, adjourn the meeting from time to time in the manner provided in Section 2.5 of these Bylaws until a quorum shall attend. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation or any subsidiary of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

         Section 2.7.      Voting and Proxies.

         (A) General. Except as otherwise provided by or pursuant to the provisions of the certificate of incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by such stockholder which has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary of the Corporation a revocation of the proxy or a new proxy bearing a later date. Voting at meetings of stockholders need not be by written ballot. At all meetings of stockholders for the election of directors a plurality of the votes cast shall be sufficient to elect. All other elections and questions shall, unless otherwise provided by the Certificate of Incorporation, these Bylaws, the rules or regulations of any stock exchange or quotation system applicable to the Corporation, or applicable law or pursuant to any regulation applicable to the corporation or its securities, be decided by the


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affirmative vote of the holders of a majority in voting power of the shares of stock of the Corporation which are present in person or by proxy and entitled to vote thereon.

         (B) Participation and Voting By Means of Remote Communication. If authorized by the Board of Directors in accordance with these Bylaws and applicable law, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication, (a) participate in a meeting of stockholders and (b) be deemed present in person and vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

         Section 2.8.      Notice of Stockholder Business and Nominations.

         (A) Annual Meetings of Stockholders. (1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders only (a) pursuant to the Corporation's notice of meeting (or any supplement thereto), (b) by or at the direction of the Board of Directors or (c) by any stockholder of the Corporation who was a stockholder of record of the Corporation at the time the notice provided for in this Section 2.8 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.8.

                  (2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (A)(1) of this Section 2.8, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and any such proposed business other than the nominations of persons for election to the Board of Directors must constitute a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth day nor earlier than the close of business on the one hundred twentieth day prior to the first anniversary of the preceding year's annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty days before or more than seventy days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth day prior to such annual meeting and not later than the close of business on the later of the ninetieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the Corporation). For purposes of the first annual meeting of stockholders of the Corporation held after initial public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock of the corporation


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to the public (the "Initial Public Offering"), the first anniversary of such annual meeting shall be deemed to be January 15 of the following year. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth: (a) as to each person whom the stockholder proposes to nominate for election as a director (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and (ii) such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner, (ii) the class and number of shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (iii) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (iv) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation's outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise to solicit proxies from stockholders in support of such proposal or nomination. The foregoing notice requirements shall be deemed satisfied by a stockholder if the stockholder has notified the Corporation of his or her intention to present a proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) promulgated under the Exchange Act and such stockholder's proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

                  (3) Notwithstanding anything in the second sentence of paragraph (A)(2) of this Section 2.8 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation at an annual meeting is increased and there is no public announcement by the Corporation naming the nominees for the additional directorships at least one hundred days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Section 2.8 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

         (B) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's


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notice of meeting. Nominations of persons for election to the Board of
Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (1) by or at the direction of the Board of Directors or (2) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 2.8 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 2.8. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation's notice of meeting, if the stockholder's notice required by paragraph (A)(2) of this Section 2.8 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth day prior to such special meeting and not later than the close of business on the later of the ninetieth day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above.

         (C) General. (1) Only such persons who are nominated in accordance with the procedures set forth in this Section 2.8 shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.8. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty (a) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.8 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder's nominee or proposal in compliance with such stockholder's representation as required by clause (A)(2)(c)(iv) of this Section 2.8) and (b) if any proposed nomination or business was not made or proposed in compliance with this Section 2.8, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 2.8, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

                  (2) For purposes of this Section 2.8, "public announcement" shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

                  (3)      Notwithstanding the foregoing provisions of this
Section 2.8, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations


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thereunder with respect to the matters set forth in this Section 2.8. Nothing in this Section 2.8 shall be deemed to affect any rights (a) of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or (b) of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.

         Section 2.9.      Organization.

         Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in his absence by the Vice Chairman of the Board, if any, or in his absence by the Chief Executive Officer, or in his absence by the President, or in his absence by a Vice President, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

         Section 2.10.     Inspectors of Elections, Conduct of Meetings.

         (A) Inspectors of Election. The Corporation may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability.

         (B) Duties. The inspectors shall (i) ascertain the number of shares of stock outstanding and the voting power of each, (ii) determine the number of shares of stock present in person or by proxy at such meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and (v) certify their determination of the number of such shares present in person or by proxy at such meeting and their count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. The inspectors may appoint or retain other persons or entities to assist them in the performance of their duties. No person who is a candidate for an office at an election may serve as an inspector at such election.

         (C) Conduct of Meetings. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the


                                       7
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person presiding over any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding officer of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The presiding officer at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding officer should so determine, such person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

         Section 2.11.     Fixing Date of Determination of Stockholders of
Record.

         (A) Fixing the Record Date. In order that the Corporation may determine the stockholders entitled (i) to notice of or to vote at any meeting of stockholders or any adjournment thereof, (ii) to receive payment of any dividend or other distribution or allotment of any rights, (iii) to exercise any rights in respect of any change, conversion or exchange of stock or (iv) to take, receive or participate in any other action, the Board of Directors may fix a record date, which shall not be earlier than the date upon which the resolution fixing the record date is adopted by the Board of Directors and which (1) in the case of a determination of stockholders entitled to notice of or to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, be not more than 60 nor less than ten days before the date of such meeting; and (2) in the case of any other action, shall be not more than 60 days before such action.

         (B) If Record Date is Not Fixed. If no record date is fixed, (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, and (ii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

         (C) Adjourned Meetings. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, but the Board of Directors may fix a new record date for the adjourned meeting.


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         Section 2.12.     List of Stockholders Entitled to Vote.

         The Secretary shall prepare, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting or (ii) during ordinary business hours, at the principal place of business of the Corporation. If the meeting is to be held at a place, the list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, the list shall also be open to the examination of any stockholder during the whole time thereof on a reasonably accessible electronic network and the information required to access such list shall be provided with the notice of the meeting. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

         Section 2.13.     Postponement and Cancellation of Meeting.

         Any previously scheduled annual or special meeting of the stockholders may be postponed, and any previously scheduled annual or special meeting of the stockholders called by the Board of Directors may be canceled, by resolution of the Board of Directors upon public notice given prior to the time previously scheduled for such meeting of stockholders.

         Section 2.14.     Action by Written Consent.

         Except as otherwise provided for or fixed pursuant to the provisions of Article FOURTH of the Certificate of Incorporation relating to the rights of holders of any series of Preferred Stock, no action that is required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders may be effected by less than unanimous written consent of stockholders in lieu of a meeting of stockholders.

                                  ARTICLE III
                               BOARD OF DIRECTORS

         Section 3.1.      General Powers.

         The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors. In addition to the powers and authorities expressly conferred upon them by these Bylaws, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation or by these Bylaws required to be exercised or done by the stockholders.

         Section 3.2.      Number.

         Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specific circumstances, the number of directors that shall constitute the whole Board of Directors of the Corporation shall be the number from time to time fixed exclusively pursuant to a resolution adopted by a majority of the whole Board or by the unanimous written consent of the stockholders. Directors need not be stockholders.

         Section 3.3.      Organization.

         Meetings of the Board of Directors shall be presided over by the Chairman of the Board, if any, or in his absence by the Vice Chairman of the Board, if any, or in his absence by the Chief Executive Officer, or in his absence by the President, or in their absence by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

         Section 3.4.      Regular Meetings.

         A regular meeting of the Board of Directors may be held without other notice than this Bylaw immediately after, and at the same place, if any, as, each annual meeting of stockholders. The Board of Directors may, by resolution, provide the time and place for the holding of additional regular meetings without other notice than such resolution.

         Section 3.5.      Special Meetings.

         Special meetings of the Board of Directors may be called by the Chairman, the Chief Executive Officer, the President or by two or more directors. The person or persons authorized to call special meetings of the Board of Directors may fix the place and time of the meetings.

         Section 3.6.      Notice.

         Notice of each special meeting of the Board of Directors shall be given by the Secretary. Notice of each such meeting shall state the date, time and place of the meeting, and shall be delivered to each director either personally or by telegram, telecopier, telephone, or other means of electronic transmission, at least 24 hours before the time at which such meeting is to be held or mailed by first-class mail, postage prepaid, addressed to the director at his residence or usual place of business, at least five days before the day on which such meeting is to be held. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting, except for amendments to these Bylaws as provided under Article IX hereof, a meeting may be held at any time without notice if all of the directors are present or if those not present waive notice of the meeting in writing, either before or after such meeting.

         Section 3.7.      Quorum.

         A whole number of directors equal to at least a majority of the whole Board shall constitute a quorum for the transaction of business, but if at any meeting of the Board of Directors there shall be less than a quorum present, a majority of the directors present may adjourn the meeting from time to time without further notice. Except in cases in which the certificate of incorporation, these Bylaws or applicable law otherwise provides, the vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. The directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.

         Section 3.8.      Vacancies.

         Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specific circumstances, and unless otherwise provided by law or the certificate of incorporation, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by (i) the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, or (ii) the unanimous written consent of the stockholders, and each director so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which he or she has been elected expires and until his or her successor has been duly elected and qualified or until his or her earlier death, resignation or removal from office. No decrease in the number of authorized directors constituting the whole Board shall shorten the term of any incumbent director.

         Section 3.9.      Committees.

         The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it.

         Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to this Article III of these Bylaws.

         Section 3.10.     Resignation and Removal.

         Any director of the Corporation may resign at any time upon notice given in writing or by electronic transmission to the Board of Directors, the Chairman or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specific circumstances, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 66 2/3% of the voting power of the outstanding capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

         Section 3.11.     Telephonic Meetings.

         Members of the Board of Directors, or any committee of directors designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this
Section 3.11 shall constitute presence in person at such meeting.

         Section 3.12.     Action by Unanimous Consent of Directors.

         Unless otherwise provided in the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing (which may be in counterparts) or by electronic transmission, and the written consent or consents or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or such committee. Such filing shall be made in paper form if the minutes of the Corporation are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

         Section 3.13.     Reliance upon Records.

         Every director, and every member of any committee of the Board of Directors, shall, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors, or by any other person as to matters the director or member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation, including, but not limited to, such records, information, opinions, reports or statements as to the value and amount of the assets, liabilities and/or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid, or with which the Corporation's capital stock might properly be purchased or redeemed.

         Section 3.14.     Interested Directors.

         A director who is directly or indirectly a party to a contract or transaction with the Corporation, or is a director or officer of or has a financial interest in any other corporation, partnership, association or other organization which is a party to a contract or transaction with the Corporation, may be counted in determining whether a quorum is present at any meeting of the

Board of Directors or a committee thereof at which such contract or transaction is considered or authorized, and such director may participate in such meeting and vote on such authorization if the material facts as to such director's relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors are less than a quorum.

         Section 3.15.     Compensation.

         The Board of Directors shall have the authority to fix the compensation, including fees and reimbursement of expenses, of directors for services to the Corporation in any capacity, provided that no such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

                                   ARTICLE IV
                                    OFFICERS

         Section 4.1.      Elected Officers.

         Unless otherwise determined by the Board of Directors, the officers of the Corporation shall consist of the Chief Executive Officer, the President, the Chief Financial Officer, one or more Vice Presidents, and the Secretary. Any two or more offices may be held by the same person. Such officers shall be elected from time to time by the Board of Directors to hold office until their respective successors shall have been duly elected and qualified, or until death, resignation or removal, as hereafter provided in these Bylaws.

         Section 4.2.      Other Officers.

         The Board of Directors may from time to time elect, or the Chief Executive Officer may appoint, such other officers (including one or more Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers) and such agents, as may be necessary or desirable for the conduct of the business of the Corporation. Such other officers and agents shall have such duties and shall hold their offices for such terms as shall be provided in these Bylaws or as may be prescribed by the Board of Directors or by the Chief Executive Officer.

         Section 4.3.      Resignation and Removal.

         Any officer or agent of the Corporation may resign at any time by giving a written notice of resignation to the Board of Directors, the Chief Executive Officer, the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any officer or agent of the Corporation may be removed, either with or without cause, at any time, by a vote of the majority of the whole Board, or, except in the case of an officer or agent elected by the Board of Directors, by the Chief Executive Officer. Such removal shall be without prejudice to the contractual rights, if any, of the person so removed.

         Section 4.4.      Vacancies.

         A vacancy in any office, whether arising from death, resignation, removal or any other cause, may be filled for the unexpired portion of the term of the office which shall be vacant in the manner prescribed in these Bylaws for the regular election or appointment of such office.

         Section 4.5.      Chief Executive Officer.

         The Chief Executive Officer shall have the general control and management of the business and affairs of the Corporation, under the direction of the Board of Directors. He or she shall have power: (i) to select and appoint all necessary officers and employees of the Corporation except such officers as under these Bylaws are to be elected by the Board of Directors;
(ii) to remove all appointed officers or employees whenever he or she shall deem it necessary, and to make new appointments to fill the vacancies; and
(iii) to suspend from office for cause any elected officer, which shall be forthwith declared in writing to the Board of Directors. The Chief Executive Officer shall have such other authority and shall perform such other duties as may be determined by the Board of Directors.

         Section 4.6.      President.

         The President shall have such authority and perform such duties relative to the business and affairs of the Corporation as may be determined by the Board of Directors or the Chief Executive Officer. In the absence of both the Chairman and the Chief Executive Officer, the President shall preside at meetings of the stockholders and of the directors, If the Board of Directors shall not have elected a Chief Executive Officer, the President shall have such authority and shall perform such additional duties as in these Bylaws is provided for the office of Chief Executive Officer.

         Section 4.7       Chief Financial Officer.

         The Chief Financial Officer shall render statements of the financial affairs of the Corporation in such form and as often as required by the Board of Directors, Chief Executive Officer or the President. The Chief Financial Officer will have responsibility for the custody of all funds and securities belonging to the Corporation and for the receipt, deposit, or disbursement of funds and securities under the direction of the Board of Directors. The Chief Financial Officer will cause to be maintained true accounts of all receipts and disbursements and will make reports of these to the Board of Directors, upon its request, and to the President, upon his or her request. The Chief Financial Officer will have any other authority and will perform any other duties that the Board of Directors may delegate to him or her from time to time.

         Section 4.8.      Vice Presidents and Assistant Vice Presidents.

         Each Vice President and each Assistant Vice President shall have such powers and perform all such duties as from time to time may be determined by the Board of Directors, the Chief Executive Officer, the President or the senior officer to whom such officer reports.

         Section 4.9.      Secretary.

         The Secretary shall record the proceedings of all meetings of the Board of Directors, the committees of the Board of Directors and the stockholders; shall see that all notices are duly given in accordance with the provisions of these Bylaws and as required by law; shall be custodian of the records and the seal of the Corporation and, if necessary or appropriate, affix and attest the seal to all documents to be executed on behalf of the Corporation under its seal; shall see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and in general, shall perform all the duties incident to the office of Secretary and such other duties as from time to time may be determined by the Board of Directors, the Chief Executive Officer or the President.

         Section 4.10.     Assistant Officers.

         Any Assistant Secretary or Assistant Treasurer elected or appointed as heretofore provided shall perform the duties and exercise the powers of the Secretary and Treasurer, respectively, in their absence or inability to act, and shall perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer, the President, the Chief Financial Officer, a Vice President or the Secretary (as the case may be) may from time to time prescribe.

         Section 4.11.     Compensation.

         The compensation of the officers of the Corporation for their services as such officers shall be fixed from time to time by the Board of Directors; provided, however, that the Board of Directors may by resolution delegate to the Chief Executive Officer the power to fix compensation of non-elected officers and agents appointed by the Chief Executive Officer. An officer of the Corporation shall not be prevented from receiving compensation by reason of the fact that such officer is also a director of the Corporation, but any such officer who shall also be a director shall not have any vote in the determination of such officer's compensation.

                                   ARTICLE V
                             CONTRACTS AND PROXIES

         Section 5.1.      Contracts.

         Except as otherwise required by law, the Certificate of Incorporation or these Bylaws, any contracts or other instruments may be executed and delivered in the name and on behalf of the Corporation by such officer or officers (including any assistant officer) of the Corporation as the Board of Directors may from time to time direct. Such authority may be general or confined to specific instances as the Board of Directors may determine. The Chief Executive Officer, the President or any Vice President may execute bonds, contracts, deeds, leases and other instruments to be made or executed for or on behalf of the Corporation. Subject to any restrictions imposed by the Board of Directors, the Chief Executive Officer, the President or any Vice President of the Corporation may delegate contractual power to others under his jurisdiction, it being understood, however, that any such delegation of power shall not relieve such officer of responsibility with respect to the exercise of such delegated power.

         Section 5.2.      Proxies.

         Unless otherwise provided by resolution adopted by the Board of Directors, the Chief Executive Officer, the President or any Vice President may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities or interests in any other corporation or entity, any of whose stock or other securities or interests may be held by the Corporation, at meetings of the holders of the stock or other securities or interests, of such other corporation or entity, or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation or entity, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal or otherwise, all such written proxies or other instruments as he may deem necessary or proper in the premises.

                                   ARTICLE VI
                         INDEMNIFICATION AND INSURANCE

         (A) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of any other corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, against all expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in paragraph (B) of this Article VI with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) initiated by such person was authorized by the Board of Directors of the Corporation.

         (B) Recovery of Unpaid Indemnification. If a claim under paragraph (A) of this Bylaw is not paid in full by the Corporation within 30 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant also shall be entitled to be paid the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including the Board of Directors, independent legal counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

         (C) Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Bylaw shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

         (D) Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

         (E) Advancement. The Corporation shall pay the expenses (including attorneys' fees) incurred by a person described in the first sentence of Sub-paragraph (A) of this Article VI (an "Article VI Person") in defending any such proceeding in advance of its final disposition; provided, however, that if the General Corporation Law of the State of Delaware requires, the payment of such expenses incurred by an Article VI Person in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such Article VI Person while a director or officer, including, without limitation, service to an employee benefit plan), in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such Article VI Person to repay all amounts so advanced if it shall ultimately be determined that such Article VI Person is not entitled to be indemnified under this Bylaw or otherwise.

         (F) Indemnification of Employees and Agents. The Corporation may indemnify and advance expenses under this Article VI to an employee or agent of the Corporation who is not a director or officer to the same extent and subject to the same conditions that a Delaware corporation could, without shareholder approval under the General Corporation Law of the State of Delaware, indemnify and advance expenses to a director, or to any lesser extent (or greater extent if permitted by law) determined by the board of directors, in each case consistent with public policy.

         (G) Amendment or Repeal. Any amendment or repeal of this Article VI shall not adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such amendment or repeal.

         (H) Other Sources. The Corporation's obligation, if any, to indemnify or to advance expenses to any person who was or is serving at its request as a director or officer, of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

                                  ARTICLE VII
                                     STOCK

         (A) Certificates. Unless the Board determines to issue uncertificated shares, every holder of stock shall be entitled to have a certificate signed by or in the name of the corporation by the Chairman or Vice Chairman of the Board of Directors, if any, or the President or a Vice President, and by the Chief Financial Officer, or the Secretary or an Assistant Secretary, of the corporation certifying the number of shares owned by him in the corporation. Any of or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

         (B) Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

                                  ARTICLE VIII
                            MISCELLANEOUS PROVISIONS

         Section 8.1.      Fiscal Year.

         The fiscal year of the Corporation shall end on September 30, unless otherwise determined by resolution of the Board of Directors.

         Section 8.2.      Dividends.

         The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Certificate of Incorporation.

         Section 8.3.      Seal.

         The corporate seal shall have the name of the corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors.

         Section 8.4.      Form of Records.

         Any records maintained by the corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device or method, provided that the records so kept can be converted into clearly legible paper form within a reasonable time.

         Section 8.5.      Manner of Notice.

         Except as otherwise provided herein or permitted by applicable law, notices to directors and stockholders shall be in writing and delivered personally or mailed to the directors or stockholders at their addresses appearing on the books of the corporation. Notice to directors may be given by telegram, telecopier, telephone or other means of electronic transmission.

         Section 8.6. Waiver of Notice of Meetings of Stockholders, Directors and Committees.

         Any waiver of notice, given by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in a waiver of notice.

                                   ARTICLE IX
                                   AMENDMENTS

         In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the Corporation is expressly authorized to make, alter and repeal the Bylaws of the Corporation, subject to the power of the stockholders of the Corporation to alter or repeal any Bylaw whether adopted by them or otherwise. The Bylaws may be amended, altered or repealed at any meeting of the Board of Directors or of the stockholders, provided notice of the proposed change was given in a notice of the meeting and, in the case of a meeting of the Board of Directors, in a notice given no less than 24 hours prior to the meeting.

         Notwithstanding any other provisions of the Certificate of Incorporation or the Bylaws of the Corporation and in addition to any other vote required by law, the affirmative vote of the holders of not less than 66 2/3% of the of the voting power of the outstanding capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required in order for stockholders to alter, amend or repeal any provision of the Bylaws of the Corporation.